EXHIBIT 21


                               Movie Gallery, Inc.

                               List of Subsidaries


Name of Subsidiary                                   State of Incorporation

M.G.A., Inc.                                               Delaware
Hollywood Video, Inc.                                        Iowa
Home Vision Entertainment, Inc.                            Delaware
Movie Time, Inc.                                           Virginia
Video World of Virginia, Inc.                              Delaware